Exhibit 5.1

February 9, 2023	Orrick, Herrington & Sutcliffe LLP 222 Berkeley St., Suite 2000 Boston, MA 02116 +1-617-880-2219 orrick.com

Vanda Pharmaceuticals Inc.

2200 Pennsylvania Avenue, N.W., Suite 300E

Washington, D.C. 20037

Re:	Vanda Pharmaceuticals Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by Vanda Pharmaceuticals Inc., a Delaware corporation (the “Company”), of up to $200,000,000 aggregate offering amount of:

(i) debt securities of the Company, in one or more series (the “Debt Securities”);

(ii) common stock of the Company, $0.001 par value per share (the “Common Stock”), including Common Stock that may be issued upon conversion of the Preferred Stock (as defined below) upon the exercise of Warrants (as defined below), or upon the conversion of the Debt Securities;

(iii) preferred stock of the Company, $0.001 par value per share (the “Preferred Stock”), including Preferred Stock that may be issued upon conversion of the Debt Securities;

(iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities, which may be issued independently or together with other securities of the Company (the “Warrants”); and

(v) units of the Company consisting of Common Stock, Preferred Stock, Debt Securities or Warrants, in any combination (the “Units”).

The offering of Debt Securities, Common Stock, Preferred Stock, Warrants and Units (collectively, the “Securities”) will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Debt Securities will be issued pursuant to an indenture between the Company and a trustee to be appointed in the future (a “Trustee”) in the form filed as Exhibit 4.2 to the Registration Statement, and one or more resolutions of the Board of Directors of the Company (the “Board”), supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable resolutions of the Board, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Base Indenture”).

Vanda Pharmaceuticals Inc.

February 9, 2023

We have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) and bylaws, each as amended and restated through the date hereof, (c) certain resolutions of the Board relating to the Registration Statement and (d) the originals or copies, certified or otherwise, identified to our satisfaction, of such records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

In such examination, we have assumed the following: (i) the authenticity of documents submitted to us as originals and the genuineness of all signatures; (ii) the legal capacity and competency of all signatories, (iii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies; (iv) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; and (v) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, agreements, documents, instruments and certificates we have reviewed. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We have also assumed that:

(i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all applicable laws;

(ii) the Registration Statement shall not have been terminated, suspended or rescinded and will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(iii) one or more Prospectus Supplements or term sheets will have been prepared, delivered and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iv) the Board, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance and sale of such Securities, and if applicable, establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement, the Prospectus and any Prospectus Supplements relating to such Securities;

Vanda Pharmaceuticals Inc.

February 9, 2023

(v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement;

(vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company;

(vii) any Securities issuable upon conversion, exchange or exercise of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(viii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion, or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Warrant or Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, available for issuance under the Company’s Certificate of Incorporation as then in effect;

(ix) the consideration received for the issuance and sale of shares of Common Stock or Preferred Stock, as applicable, will be in an amount approved by the Board, or a duly authorized committee thereof, that is not less than the par value per share of such stock;

(x) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware;

(xi) the Indenture will be duly qualified under the Trust Indenture Act and the applicable Trustee is qualified to act as trustee under the Indenture;

(xii) there shall not have occurred any change in law or the facts affecting the validity, legality or enforceability of such Securities;

(xiii) none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms thereof, will violate any applicable law or will result in a default under or breach of any agreement or provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; and

(xiv) any supplemental indenture, warrant agreement or unit agreement related to the Debt Securities, the Warrants or the Units, respectively, will be governed by the laws of the State of New York.

Vanda Pharmaceuticals Inc.

February 9, 2023

Our opinion herein is limited to the General Corporation Law of the State of Delaware and, with respect to the opinions set forth in paragraphs (3) through (5) below, the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Common Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company; and (b) the Common Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

2. The Preferred Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company; (b) an appropriate certificate of designation relating to the applicable series of Preferred Stock has been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and (c) the Preferred Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

3. The Debt Securities will constitute valid and binding obligations of the Company at such time as: (a) any such supplemental indenture has been duly authorized, executed and delivered by the Company and the Trustee (together with the Base Indenture, the “Indenture”); (b) the Trustee is qualified to act as trustee under the applicable Indenture; (c) the forms and the terms of the Debt Securities and their issuance and sale have been duly established in accordance with the applicable Indenture and approved by appropriate action of the Company, and the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee, in accordance with the applicable Indenture; (d) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and (e) the Debt Securities have been issued and paid for as contemplated by the Registration Statement, the Prospectus, any Prospectus Supplement relating thereto and the applicable Indenture or a supplemental indenture thereto.

4. The Warrants will constitute valid and binding obligations of the Company at such time as: (a) applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the applicable warrant agent; (b) the forms and the terms of the Warrants and their issuance and sale have been duly established in accordance with the applicable warrant agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and approved by appropriate action of the Company; (c) the Warrants have been duly executed and delivered by the Company and authenticated by the applicable warrant agent in accordance with the applicable warrant agreement; and (d) the Warrants have been issued and paid for as contemplated by the Registration Statement, the Prospectus, any Prospectus Supplement relating thereto and the applicable warrant agreement.

Vanda Pharmaceuticals Inc.

February 9, 2023

5. The Units will constitute valid and binding obligations of the Company at such time as: (a) the applicable unit agreement relating to the Units has been duly authorized, executed and delivered by the Company and the applicable unit agent; (b) the forms and the terms of the Units and their issuance and sale have been duly established in accordance with the applicable unit agreement, if any, and the applicable definitive purchase, underwriting or similar agreement; (c) the Units have been duly executed and delivered by the Company in accordance with the applicable unit agreement, the applicable definitive purchase, underwriting or similar agreement; and (d) the Units have been issued and paid for as contemplated by the Registration Statement, the Prospectus, any Prospectus Supplement relating thereto and the applicable unit, purchase, underwriting or similar agreement.

The opinions set forth in paragraphs (3) through (5) above are subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (c) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours, /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP ORRICK, HERRINGTON & SUTCLIFFE LLP